UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, Sonia M. Dumbleton notified Financial Institutions, Inc. (the “Company”) that she will retire from her position as Senior Vice President, Controller, and Principal Accounting Officer effective March 22, 2024. Over the succeeding six months, the responsibilities of the Controller function will be transitioned to Sandra L. Byers, who has been promoted to Deputy Controller effective October 2, 2023.

Prior to joining the Company as Assistant Controller in May 2021, Ms. Byers held consulting positions with Robert Half and Kei Advisors, LLC. From 2016 to 2019, she served as Finance and Treasury Manager with global manufacturer Hardinge, Inc. Ms. Byers also spent 12 years in the banking industry, including with First Niagara Financial Group, HSBC Bank USA, Inc. and M&T Bank Corporation, where she began her career in 2000. Ms. Byers earned her Bachelor’s of Science in Accounting from The State University of New York at Buffalo.

Item 7.01 Regulation FD Disclosure.

On September 20, 2023, the Company issued a press release announcing the planned retirement of Mrs. Dumbleton in March 2024. A copy of this press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description	Location
99.1	Press Release issued by Financial Institutions, Inc. on September 20, 2023	Filed Herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	September 20, 2023	By:	/s/ W. Jack Plants II
W. Jack Plants II Executive Vice President, Chief Financial Officer and Treasurer